UNITED STATES
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ING ALLIANCEBERNSTEIN MID CAP GROWTH PORTFOLIO

QUESTIONS & ANSWERS

Although we recommend that you read the entire Proxy Statement/Prospectus, we have provided for your convenience a brief overview of the proposals to be voted on.

Q:           Why is a shareholder meeting being held?

A:            The Board of Trustees (the “Board”) has called a special meeting of shareholders (the “Special Meeting”) of ING AllianceBernstein Mid Cap Growth Portfolio (“AllianceBernstein Mid Cap Growth Portfolio”), which is scheduled for 10:00 a.m., Local time, on July 21, 2009, at 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258-2034. At the Special Meeting, shareholders of AllianceBernstein Mid Cap Growth Portfolio will be asked to vote on: (1) the proposed reorganization (the “Reorganization”) of AllianceBernstein Mid Cap Growth Portfolio with and into ING Russell™ Mid Cap Growth Index Portfolio (“Russell™ Mid Cap Growth Index Portfolio” and together with AllianceBernstein Mid Cap Growth Portfolio, each a “Portfolio” and collectively, the “Portfolios”); and (2) subject to shareholder approval of the Reorganization, an investment sub-advisory agreement between Directed Services LLC (“DSL”), the investment adviser to AllianceBernstein Mid Cap Growth Portfolio, and ING Investment Management Co. (“ING IM”) (the “ING IM Sub-Advisory Agreement”), appointing ING IM as the sub-adviser to AllianceBernstein Mid Cap Growth Portfolio beginning shortly after shareholders approve the Reorganization until the Reorganization is consummated (the “Transition Period”).

Q:           Why is the Reorganization being recommended?

A:            The Reorganization is one of several proposed reorganizations of actively managed funds into passively managed index funds.  The ING family of funds has recently expanded its mutual fund offerings and made available a group of index funds.  For the reorganizations, the index funds are intended to provide current shareholders of the disappearing funds with investment options that have a greater potential for long-term viability. AllianceBernstein Mid Cap Growth Portfolio was available as an investment option for Variable Contracts issued by ING-affiliated Participating Insurance Companies, but effective May 1, 2009, is no longer available as an investment option under certain Variable Contracts.  The Participating Insurance Companies that issued the Variable Contracts bear the investment risk for guarantees and benefits under those Variable Contracts and related riders.  Those Participating Insurance Companies have informed the investment advisers to the ING Funds and the Boards of the ING Funds that they are seeking funds for their Variable Contract platform that could help reduce their potential investment risk or make it easier for them to hedge their investment risk.  In this context and in light of recent market conditions, the Participating Insurance Companies removed certain actively managed funds, including AllianceBernstein Mid Cap Growth Portfolio, as investment options for certain Variable Contracts in the insurers’ product menu.  As a result, those funds have lost important sources of asset inflows, which is detrimental to their long-term viability.  In the meantime, the Participating Insurance Companies have added the new passively managed index funds, including Russell™ Mid Cap Growth Index Portfolio, to their product menu. The investment advisers believe and recommended the reorganizations on the basis that each index fund, including Russell™ Mid Cap Growth Index Portfolio, will be a prominent offering on the Variable Contract platform in the future and that each reorganization would help provide investors with a surviving fund with comparable risk/return characteristics at lower expenses and greater prospects for long-term viability.

Q:           Why is the ING IM Sub-Advisory Agreement being recommended?

A:            The ING IM Sub-Advisory Agreement is being proposed so that ING IM can manage AllianceBernstein Mid Cap Growth Portfolio during the Transition Period and oversee the transition of the Portfolio into Russell™ Mid Cap Growth Index Portfolio.

Q:           What are some similarities and differences between AllianceBernstein Mid Cap Growth Portfolio and Russell™ Mid Cap Growth Index Portfolio?

A:

•                  AllianceBernstein Mid Cap Growth Portfolio is an actively managed fund, which seeks long-term growth of capital, while Russell™ Mid Cap Growth Index Portfolio is a passively managed index fund, which seeks investment results (before fees and expenses) that correspond to the total return of the Russell Midcap® Growth Index (the “Index”);

•                  Both Portfolios invest in mid-capitalization companies; however, AllianceBernstein Mid Cap Growth Portfolio’s investable universe consists primarily of companies that, at the time of investment, have market capitalizations within the range of market capitalizations of companies constituting the Index, while Russell™ Mid Cap Growth Index Portfolio primarily invests in equity securities of companies which are, at the time of purchase, included in the Index, convertible securities that are convertible into stocks included in the Index, other derivatives whose economic returns are, by design, closely equivalent to the returns of the Index or its components and exchange-traded funds;

•                  Unlike Russell™ Mid Cap Growth Index Portfolio, AllianceBernstein Mid Cap Growth Portfolio may invest in foreign securities without any limitations;

•                  AllianceBernstein Mid Cap Growth Portfolio commenced operations on August 14, 1998, while Russell™ Mid Cap Growth Index Portfolio was launched on May 1, 2009 and has a very short performance history;

•                  DSL and AllianceBernstein are the investment adviser and sub-adviser, respectively to AllianceBernstein Mid Cap Growth Portfolio, while ING Investments, LLC (“ING Investments”) and ING IM are the investment adviser and sub-adviser, respectively, to Russell™ Mid Cap Growth Index Portfolio; and

•                  Each Portfolio is distributed by ING Funds Distributor, LLC (“IFD” or the “Distributor”).

Q:           How do the management fees and other expenses of AllianceBernstein Mid Cap Growth Portfolio and Russell™ Mid Cap Growth Index Portfolio compare and what are they estimated to be after the Reorganization?

A:            The gross and net operating expenses before and after the Reorganization, expressed as an annual percentage of the average daily net asset value per share for shares of each Portfolio are shown in the following table.  For detailed information about the Portfolios’ expenses, including each Portfolio’s management fees and distribution (12b-1) and shareholder servicing fees, please see the section titled “Expense Tables” and the table titled “Annual Portfolio Operating Expenses” on pages 18-19 of the Proxy Statement/Prospectus.

Gross Expenses Before the Reorganization:

	ADV Class	Class I	Class S	Class S2
AllianceBernstein Mid Cap Growth Portfolio(1)	1.53%	0.78%	1.03%	1.28%

Russell™ Mid Cap Growth Index Portfolio(2)	1.15%	0.65%	0.90%	1.15%

Net Expenses Before the Reorganization (After Fee Waiver)

	ADV Class	Class I	Class S	Class S2
AllianceBernstein Mid Cap Growth Portfolio(1)(3)	1.38%	0.78%	1.03%	1.18%

Russell™ Mid Cap Growth Index Portfolio(2)(3)(4)	1.05%	0.55%	0.80%	0.95%

After the Reorganization: Russell™ Mid Cap Growth Index Portfolio Pro Forma

	ADV Class	Class I	Class S	Class S2
Gross estimated expenses	1.15%	0.65%	0.90%	1.15%
Net estimated expenses(3)(4)	1.05%	0.55%	0.80%	0.95%

(1)   AllianceBernstein Mid Cap Growth Portfolio’s expenses are based on the Portfolio’s actual expenses for the fiscal year ended December 31, 2008.

(2)   Since RussellTM Mid Cap Growth Index Portfolio has not commenced operations as of December 31, 2008, expenses are estimated for the current fiscal year.

(3)   IFD has contractually agreed to waive a portion of the distribution fee (0.15% for the ADV Class shares of AllianceBernstein Mid Cap Growth Portfolio and 0.10% for the Class S2 shares of both Portfolios) so that the actual fee paid by the applicable ADV Class and Class S2 shares, is an annual rate of 0.35% and 0.15%, respectively.  Absent the waiver, the distribution fee is 0.50% for ADV Class shares of AllianceBernstein Mid Cap Growth Portfolio and 0.25% for Class S2 shares of both Portfolios.  The waiver will continue through at least May 1, 2010.  There is no guarantee that this waiver will continue after this date.

(4)   Pursuant to a side agreement dated May 1, 2009, ING Investments, the investment adviser to Russell™ Mid Cap Growth Index Portfolio, has agreed to waive 0.10% of the Portfolio’s advisory fee through May 1, 2011. This side agreement is renewable only at the election of ING Investments.

Q:           How will the Reorganization be effected?

A:            Subject to shareholder approval, the Reorganization Agreement provides for:

•                  the transfer of all of the assets of AllianceBernstein Mid Cap Growth Portfolio to Russell™ Mid Cap Growth Index Portfolio in exchange for shares of beneficial interest of Russell™ Mid Cap Growth Index Portfolio;

•                  the assumption by Russell™ Mid Cap Growth Index Portfolio of the liabilities of AllianceBernstein Mid Cap Growth Portfolio known as of the Closing Date (as described below);

•                  the distribution of shares of Russell™ Mid Cap Growth Index Portfolio to the shareholders of AllianceBernstein Mid Cap Growth Portfolio; and

•                  the complete liquidation of AllianceBernstein Mid Cap Growth Portfolio.

As a result of the Reorganization, each owner of ADV Class, Class I, Class S and Class S2 shares of AllianceBernstein Mid Cap Growth Portfolio would become a shareholder of the corresponding share class of Russell™ Mid Cap Growth Index Portfolio. The Reorganization is expected to be effective on August 8, 2009, or such other date as the parties may agree (the “Closing Date”).

Shares of Russell™ Mid Cap Growth Index Portfolio would be distributed to shareholders of AllianceBernstein Mid Cap Growth Portfolio so that each shareholder would receive a number of full and fractional shares of Russell™ Mid Cap Growth Index Portfolio equal to the aggregate value of shares of AllianceBernstein Mid Cap Growth Portfolio held by such shareholder.

Each shareholder will hold, immediately after the Closing Date, shares of Russell™ Mid Cap Growth Index Portfolio having an aggregate value equal to the aggregate value of the shares of AllianceBernstein Mid Cap Growth Portfolio held by that shareholder as of the close of business on the Closing Date.

Q:           Who will bear the costs of the Reorganization?

A:            The expenses relating to the Reorganization will be borne by DSL (or an affiliate). The expenses of the Reorganization shall include, but not be limited to, the costs associated with the preparation of any necessary filings with the SEC, printing and distributing the Proxy Statement/Prospectus and proxy materials, legal fees, accounting fees, securities registration fees, and expenses of holding the Special Meeting. The expenses of the Reorganization do not include the transaction costs of the portfolio transitioning, which are ultimately borne by Portfolio shareholders.

Q:           What are the tax consequences of the proposed Reorganization?

A:            The Reorganization is intended to qualify for federal income tax purposes as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

Q:           Who is eligible to vote at the special meeting?

A:            Only shareholders of AllianceBernstein Mid Cap Growth Portfolio at the close of business on May 1, 2009 (the “Record Date”), will be entitled to be present and give voting instructions for AllianceBernstein Mid Cap Growth Portfolio at the Special Meeting with respect to their shares owned as of that Record Date.

Q:           How does the Board suggest that I vote?

A:            After careful consideration, the Board of AllianceBernstein Mid Cap Growth Portfolio approved the Reorganization and the ING IM Sub-Advisory Agreement.  The Board recommends that you vote “FOR” these proposals.

Q:           What happens if shareholders do not approve the Proposals?

A:            If the Reorganization is approved but the ING IM Sub-Advisory Agreement is not approved, ING IM will not serve as the sub-adviser to AllianceBernstein Mid Cap Growth Portfolio, and, in accordance with applicable law, the Board would consider various options including the appointment of a new sub-adviser to provide the day-to-day management of the Portfolio during the Transition Period.  If neither proposal is approved, the Board will consider various options with respect to AllianceBernstein Mid Cap Growth Portfolio in accordance with applicable law.

Q:           How do I vote my proxy?

A:            If a shareholder wishes to participate in the Special Meeting, the shareholder may submit the proxy originally sent with the Proxy Statement/Prospectus, attend in person or vote online by logging on to www.proxyweb.com and following the on-line directions.

Q:           Whom do I contact for further information?

A:            Should shareholders require additional information regarding the proxy or require replacement of the proxy, they may contact Shareholder Services toll-free at 1-800-992-0180.